FOURTH AMENDMENT TO DISTRIBUTION AGREEMENT

This Fourth Amendment (“Amendment”) dated June 1, 2024 is made to the Distribution Agreement dated June 1, 2016, as amended, (the “Agreement”) by and between Russell Investment Company, a Massachusetts business trust (“Investment Company”), and Russell Investments Financial Services, LLC, a Washington Limited Liability Company (“Distributor”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Investment Company and the Distributor desire to restate Exhibit A to the Agreement to reflect each Fund (including each class of its shares) of the Investment Company in existence as of the date hereof by removing terminated Funds and reflecting redesignated Funds.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Distribution Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENT COMPANY		RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC

By:	/s/ Vernon Barback	By:	/s/ Brad Jung
Name:	Vernon Barback	Name:	Brad Jung
Title:	President and Chief Executive Officer	Title:	Chairman and President

EXHIBIT A

RUSSELL INVESTMENT COMPANY (“RIC”)

Fund	Classes
Multifactor U.S. Equity Fund	A, C, M, R6, S, Y
Equity Income Fund	A, C, M, R6, S, Y
Sustainable Equity Fund	A, C, M, R6, S, Y
U.S. Strategic Equity Fund	A, C, M, R6, S, Y
U.S. Small Cap Equity Fund	A, C, M, R6, S, Y
Multifactor International Equity Fund	A, C, M, R6, S, Y
International Developed Markets Fund	A, C, M, R6, S, Y
Global Equity Fund	A, C, M, R6, S, Y
Emerging Markets Fund	A, C, M, R6, S, Y
Tax-Managed U.S. Large Cap Fund	A, C, M, S
Tax-Managed U.S. Mid & Small Cap Fund	A, C, M, S
Tax-Managed International Equity Fund	A, C, M, S
Tax-Managed Real Assets Fund	A, C, M, S
Opportunistic Credit Fund	A, C, M, R6, S, Y
Long Duration Bond Fund	A, C, M, R6, S, Y
Strategic Bond Fund	A, C, M, R6, S, Y
Investment Grade Bond Fund	A, C, M, R6, S, Y
Short Duration Bond Fund	A, C, M, R6, S, Y
Tax-Exempt High Yield Bond Fund	A, C, M, S
Tax-Exempt Bond Fund	A, C, M, S
Global Infrastructure Fund	A, C, M, R6, S, Y
Global Real Estate Securities Fund	A, C, M, R6, S, Y
Real Assets Fund	A, C, M, R6, S
Multi-Strategy Income Fund	A, C, M, R6, S, Y
Multi-Asset Growth Strategy Fund	A, C, M, R6, S, Y
Conservative Strategy Fund	A, C, M, R1, R4, R5, S
Balanced Strategy Fund	A, C, M, R1, R4, R5, S
Moderate Strategy Fund	A, C, M, R1, R4, R5, S
Growth Strategy Fund	A, C, M, R1, R4, R5, S
Equity Growth Strategy Fund	A, C, M, R1, R4, R5, S